                              MANAGEMENT AGREEMENT

        THIS MANAGEMENT AGREEMENT is made and entered into as of March __, 2000, among Jenkon International, Inc., a Delaware corporation ("Jenkon"), Jenkon International, Inc., a Washington corporation ("Jenkon Washington"), Summit V, Inc., a Washington corporation ("Summit V"), and JIA, Inc., a Washington corporation ("JIA"), with respect to the following facts:

        A. JIA, Summit V, Jenkon Washington, and Jenkon have entered into a Stock Purchase Agreement, of even date herewith (the "Stock Purchase Agreement"), pursuant to which JIA has agreed to acquire, among other things, all of the outstanding stock of Summit V.

        B. Summit V's business consists of the design, development, marketing and sale of software solutions for the direct sales industry and related operations (the "Business").

        C. This Agreement is entered into by Summit V, JIA, Jenkon Washington, and Jenkon pursuant to the terms of the Stock Purchase Agreement and provides for management of the operations of the Business by JIA during the term of this Agreement on the terms and conditions hereinafter set forth.

        NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements herein, and intending to be legally bound hereby, the parties agree as follows:

        1. DEFINITIONS: The following terms have the meanings given to them below:

            (a) "COMMENCEMENT DATE" means the date of this Agreement.

            (b) "INTERIM PERIOD" means the period commencing on the Commencement Date and ending on the Termination Date.

            (c) "CASH RECEIPTS" means all money received by JIA (directly or through its role as manager of the Summit V) relating to the operation of the Business during the Interim Period, including money received from collection of accounts receivable arising prior to or during the Interim Period.

            (d) "CASH DISBURSEMENTS" means all expenses incurred and money spent by Summit V (whether financed through Cash Receipts or other capital resources of Summit V or through advances from JIA) relating to the liabilities or obligations of Summit V or the operation of the Business during the Interim Period.

        2. TERM OF AGREEMENT; TERMINATION.

            (a) The term of this Agreement shall commence on the date of this Agreement and shall continue until terminated (the "Termination Date") as set forth below. This Agreement shall terminate on the earliest to occur of the following:

                (i) the closing of the sale of Summit V stock contemplated by the Stock Purchase Agreement (the "Closing") or the termination of the Stock Purchase Agreement prior to Closing, or

                (ii) the mutual written consent of the parties hereto to termination of this Agreement, or

                (iii) by Jenkon or JIA, as the case may be, in the event that the other party materially breaches the terms of this Agreement, or

                (iv) by Jenkon in the event that the disinterested members of the Board of Directors of Jenkon makes a good faith determination that JIA has mismanaged the operation of Summit V's business in a manner that has or is reasonably likely to have a material adverse effect on Jenkon and (1) Jenkon has given notice of the nature of such mismanagement to JIA and (2) such mismanagement, to the extent curable, has been cured by JIA within five (5) business days of receipt of notice; provided, however, Jenkon may not terminate this Agreement pursuant to this clause (iv) in the event that Jenkon, within five (5) business days of the notice of mismanagement, receives reasonable assurances from JIA that JIA is prepared and able to close. Such assurances from JIA are to take the form of a written representations from JIA and its officers as to JIA's willingness and ability to close within such time frame and which assurances shall be supported by such objective proof of JIA's ability to close as Jenkon may reasonably require.

                (v) by Jenkon or Summit V if JIA shall commence any cause, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to them, or seeking to adjudicate them a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to their debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for JIA or for all or any substantial part of the assets of JIA; if JIA shall make a general assignment for the benefit of creditors; if there shall be commenced against JIA any case, proceeding or other action of a nature referred to in clause (i) above with (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of sixty (60) days; or if there shall be commenced against JIA any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets, which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within thirty (30) days from the entry thereof.

        3.  MANAGEMENT OF BUSINESS.

            (a) APPOINTMENT OF JIA AS MANAGER. Summit V and Jenkon hereby appoint and retain JIA to supervise, direct and control the day-to-day operation and management of the Business during the Interim Period upon the terms and conditions set forth herein. The services to be provided by JIA pursuant to this Agreement shall include, but shall not be limited to, the management, administrative and support services set forth on EXHIBIT A of this Agreement.

            (b) STANDARD OF OPERATION. JIA shall manage and operate the Business in a commercially reasonable manner and shall be subject to and agrees to operate under the same standard of care, duties and legal obligations as are applicable to officers and directors of corporations under Delaware law. JIA agrees to comply with all applicable laws, rules and regulations in connection with the operation of the business (except where non-compliance could not have a material adverse effect on the Business or the financial condition of Summit V or Jenkon. Subject to the foregoing standard and the limitations on the powers of JIA described in this Agreement, JIA's powers and authority shall include, but shall not be limited to:

                (i) the collection of accounts receivable (including any reasonable discounting of the same consistent with past practices);

                (ii)  the   compromise  or   settlement   of  accounts   payable
(consistent with past practices);

                (iii) the hiring, supervising, directing the work of, promoting, discharging and determining the compensation and other benefits of all personnel working in the Business; and

                (iv) the ability to enter into such service, supply, development and other contracts or agreements as are in JIA's reasonable judgment necessary for the operation of the Business; provided, however, that the terms of such contracts and agreements (including the terms of any warranty or service obligations by Summit V) shall be consistent with the terms of Summit V's historical contracts and agreements of similar size and type and, in all cases other than customer support and service agreements, shall be terminable by Summit V, without liability, on not more than 30 days notice.

            (c) COVENANTS OF JIA REGARDING OPERATIONS. JIA covenants and agrees that during the Interim Period,

                (i) it shall maintain the assets of the Business in good condition and repair consistent with past practices, including, without limitation, all necessary repairs and replacements of hardware and other equipment used in connection with the Business;

                (ii) its shall cause Summit V to keep in existence all policies of insurance insuring the Business and the assets and the operation thereof against liability and property damage, fire and other casualty during the Interim Period, consistent with the policies currently maintained by Summit V and/or Jenkon;

                (iii) to the extent that JIA elects to terminate any employees of Summit V, such termination(s) shall be made in accordance with applicable law after consultation with the acting head of human resources of Summit V (currently Pat O'Hara) and only after David Edwards or any other representative of Jenkon designated by David Edwards shall have approved such termination. Such termination shall be made by JIA in accordance with applicable federal or state employment law; and

                (iv) JIA agrees that Jenkon or its designated representatives shall be provided full and complete access, during normal business hours upon reasonable notice (which shall, in no case, be required to be more than 24 hours in advance), to all information, documentation and physical premises maintained by JIA in connection with the Business or the management thereof;

                (v) it shall assemble and maintain all financial accounting records, controls and systems of Summit V in the manner currently assembled and maintained and agrees to fully cooperate (without charge to Jenkon or Summit V) with the preparation of any audit, review or other financial information or statements reasonably required by Jenkon, it being understood that any failure to do so would cause Jenkon irreparable harm. In this regard, JIA agrees to maintain Summit V's financial records during the Interim Period in a manner consistent with the requirements of a publicly-traded company that is required to file periodic reports with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                (vi) JIA understands that Jenkon is a reporting company under the Exchange Act and, as such, has certain obligations under the Exchange Act and under the rules and regulations of the Nasdaq Stock Market that are applicable to the operation of the Business during the Interim Period. JIA agrees to take all steps reasonably necessary in order to enable Jenkon to comply with such obligations.

            (d) ADDITIONAL COVENANTS OF JIA REGARDING BUSINESS. During the Interim Period, unless Jenkon shall otherwise agree in writing (as evidenced by the written consent of David Edwards or any independent member of the Board of Directors of Jenkon), which shall not be unreasonably withheld, JIA shall:

                (i) conduct the Business in the ordinary and usual course of business and consistent with past practice;

                (ii) not purport to issue, sell, pledge or dispose of, or agree to issue, sell, pledge or dispose of, any shares of, or any options, warrants or rights of any kind to acquire any shares of the capital stock of Summit V or any class or any debt or equity securities convertible into or exchangeable for such capital stock, it being expressly agreed that JIA shall have no power to authorize the issuance of any securities on behalf of Summit V;

                (iii) not cause Summit V to (1) incur or become contingently liable with respect to any indebtedness for borrowed money other than trade payables incurred in the ordinary course of business, (2) redeem, purchase, acquire or offer to purchase or acquire any shares of capital stock of Summit V, Jenkon or any other company, or any options, warrants or rights to acquire any such shares, (3) make any acquisition of any assets or businesses other than expenditures for current assets in the ordinary course of business and expenditures for fixed or capital assets in the ordinary course of business, (4) sell, pledge, dispose of or encumber any material assets or businesses other than sales of businesses or assets in the ordinary course of business, or (5) renew, extend, modify or enter into any real property (or office) lease on behalf of Summit V (it being understood that JIA intends to negotiate and enter into its own lease with the current landlord for the corporate headquarters of Summit V);

                (iv) confer with David Edwards or any person designated by David Edwards to report operational matters of materiality and the general status of ongoing operations;

                (v) not (1) cause Summit V to acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets) or form any corporation, partnership, other business organization or division thereof, or acquire directly or indirectly any material amount of assets; (2) except as specifically contemplated by this Agreement, cause Summit V to incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person or entity, or make any loans or advances, except in the ordinary course of business and consistent with past practice which loans shall be on terms and conditions satisfactory to Jenkon; (3) cause Summit V to enter into any contract or agreement other than in the ordinary course of business, consistent with past practice; (4) except for the capital expenditures and purchase orders specifically described (by type and maximum expenditure) on
Schedule 1 to this Agreement, authorize any single capital expenditure by or on behalf of Summit V that is in excess of $10,000 or capital expenditures that are, in the aggregate, in excess of $50,000; or (5) enter into or amend or cause Summit V to enter into or amend any contract, agreement, commitment or arrangement with respect to any matter set forth in this subsection;

                (vi) not (1) cause Summit V to enter into any employment, consulting or agency agreement (whether written or oral), or increase the compensation payable or to become payable to its officers, employees or consultants, except for increases in accordance with existing agreements or past practices for employees of Summit V who are not officers, directors or shareholders of Summit V or JIA, (2) cause Summit V to grant any severance or termination pay to, or enter into any employment or severance agreement with, any director, officer employee of Summit V or JIA, (3) cause Summit V to establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee of Summit V or JIA, or (4) cause Summit V to make any distribution of cash or other assets to JIA or any shareholder, director, officer or affiliate thereto other than pursuant to the terms of employment or consulting arrangements in effect on the date of this Agreement (which shall in all cases, be consistent with past practice);

                (vii) not make, change or revoke any material tax election on behalf of Summit V or make any material agreement or settlement regarding taxes owed by Summit V with any taxing authority;

                (viii) not take any action, other than reasonable and usual actions in the ordinary course of Business and consistent with Summit V's past practice, with respect to accounting policies or procedures (including, without limitation, procedures with respect to the payment of accounts payable and collection of accounts receivable), other than as required by GAAP or as reasonably required by Jenkon;

                (ix) not make or issue any press release on behalf of Summit V or JIA relating to the Business or the terms of this Agreement;

                (x) cause Summit V to pay and make any required deposits of payroll and employment taxes on a timely basis and in accordance with applicable law; and

                (xi) cause Summit V's obligations and accounts payable to be paid when due, consistent with past practices.

        4. CASH RECEIPTS AND CASH DISBURSEMENTS.

            (a) BANK ACCOUNT. Promptly following the execution of this Agreement, JIA and Summit V shall jointly establish and maintain one or more bank accounts (collectively, the "Interim Account") and shall cause all receipts from accounts receivable of Summit V to be deposited into the Interim Account, and shall cause all payments with respect to liabilities of Summit V to be paid from the Interim Account. JIA shall make deposits to the Interim Account ("Funding Deposits") as required to fund Summit V's operation as provided in
Section 4(b) below. The Interim Account shall be registered in the name of Summit V and shall provide for signatories designated by JIA (who shall, in all cases, be officers of JIA); provided, however, that Jenkon shall have the power (and the Interim Account shall specifically provide Jenkon the power) to change or modify the signatories upon any breach of this Agreement by JIA, the termination of this Agreement, or to the extent the Board of Directors makes a reasonable good faith determination that such changes are necessary in accordance with the fiduciary duties of the Board of Directors to the stockholders of Jenkon. Neither Jenkon nor Summit V shall make withdrawals from the Interim Account other than in the ordinary course of Summit V's Business. JIA shall not make withdrawals from the Interim Account except (i) to pay Summit V liabilities and fund Summit V operating expenses during the Interim Period, or
(ii) upon termination of this Agreement or Closing, to receive any unused Funding Deposits. Jenkon shall be entitled to receive and review all account statements and, upon request, JIA shall provide Jenkon with account balance information relating to the Interim Account. If this Agreement is terminated prior to Closing (other than as a result of a breach of or failure to perform its obligations under this Agreement or the Stock Purchase Agreement by JIA), JIA shall have the right to withdraw from the Interim Account the aggregate amount of all Funding Deposits.

            (b) ADVANCES AND RETURN OF PROPERTY BY JIA. During the Interim Period, JIA agrees to advance to Summit V (through Funding Deposits as described in (a) above), such amounts as are necessary to fund the continuing operations of Summit V's business (including, without limitation, the prompt payment of employee salaries, employment and other taxes, lease payments and other operating expenses of Summit V). In the event that a Closing does not occur (other than by reason of a breach of this Agreement or the Stock Purchase Agreement by JIA, Jenkon shall reimburse JIA for all Funding Deposits used in connection with the operation of the Business. In the event that the Closing does not occur (for any reason), JIA shall return all of the business and assets to Summit V in good order and repair, normal wear excepted.

            (c) CASH RECEIPTS. JIA shall have full authority to collect all Cash Receipts and deposit them in the Interim Account.

            (d) CASH DISBURSEMENTS. Subject to any limitations set forth elsewhere in this Agreement, JIA shall have full authority to make Cash Disbursements out of Cash Receipts and Funding Deposits in connection with the operation of the Business.

            (e) NO COMPENSATION TO JIA. JIA shall not be entitled to compensation for its services in managing the operations of the Business hereunder.

        5.  [Reserved]

        6.  INDEMNIFICATION.

            (a) INDEMNIFICATION OF JIA. Jenkon and Summit V hereby jointly and severally agree to indemnify, defend and hold JIA and each of its officers, directors and agents harmless from and against any and all liabilities, claims, demands, rights and causes of action of whatever kind or nature arising out of or resulting from (i) the a breach of this Agreement by Jenkon, and (ii) if the Closing does not occur for reasons other than a breach or failure to perform by JIA, the operation of the Business prior to the date of this Agreement.

            (b) INDEMNIFICATION OF JENKON AND SUMMIT V. JIA (and, if a Closing occurs, Summit V) hereby jointly and severally agree to indemnify, defend and hold Jenkon (and, if a Closing does not occur, Summit V) and each of their respective officers, directors and agents harmless from and against any and all liabilities, claims, demands, rights and causes of action of whatever kind or nature arising out of or resulting from (i) the a breach of this Agreement by JIA, (ii) if the Closing occurs, the operation of the Business or any other business by Summit V or JIA subsequent to the date of this Agreement, and (iii) any offering or sale of securities by JIA.

        7. FORCE MAJEURE. Neither JIA, Summit V nor Jenkon shall be liable for any delay in the performance of their respective obligations hereunder due to any cause beyond its reasonable control, including, but not limited to, fires, floods, strikes, or other labor disputes, accidents to machinery, delay in performing the Services because of the installation or removal of data processing equipment, production shutdowns, shortages of fuel, acts of sabotage, riots, precedence or priorities granted at the request or for the benefit, directly or indirectly, of the federal or any state government or any subdivision or agency thereof, delay in transportation or lack of transportation facilities, or restrictions imposed by federal, state or other governmental legislation or rules or regulations thereof.

        8. NATURE OF RELATIONSHIP. JIA, Summit V and Jenkon acknowledge and agree that JIA is acting as an independent contractor, and, except as otherwise provided in this Agreement or the Stock Purchase Agreement, this Agreement is not intended to create any other relationship between the parties, including, without limitation, a partnership or joint venture. Jenkon, Summit V and Jenkon Washington hereby acknowlegde and agree that during the Interim Period, Robert Cavitt shall remain as an officer of Summit V but, subject to the duties, standards of conduct and restrictions imposed by the terms of this Agreement with respect to JIA's management of the Business, each of Jenkon, Summit V and Jenkon Washington hereby waive any conflict of interest arising out of Robert Cavitt's role as an officer of Summit V and an officer and director of JIA.

        9. AUTHORITY; AUTHORIZATIONS. Jenkon and Summit V represent and warrant to JIA that they have the power and authority to enter into this Agreement and to perform their obligations hereunder, and that they have taken all necessary corporate action required to be taken to authorize the execution, delivery and performance of this Agreement. JIA represents and warrants that it has the power and authority to enter into this Agreement and to perform its obligations hereunder and that it has taken all necessary corporate action required to be taken in order to authorize the execution, delivery and performance of this Agreement.

        10. ASSIGNMENT. No party shall assign its rights under this Agreement or its interest herein without the other parties' prior written consent.

        11. NON-WAIVER. Failure of any party hereto to enforce any of the terms and provisions herein or to exercise any right accruing through the default of the other parties shall not constitute a waiver of other or future defaults of the defaulting party.

        12. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Washington, without regard to principles of conflicts of law thereof.

        13. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties relative to the subject matter of this Agreement. This Agreement expressly supersedes all prior negotiations, representations, offers, letters, contracts, writings or other agreements or understandings with respect hereto. No change, amendment or modification hereof shall be valid unless it is made in writing and signed by all parties.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Attest:                                 JIA, Inc., a Washington corporation


___________________________             By:________________________________

                                        Title: ____________________________


Attest:                                 Summit V, Inc., a Washington
                                        corporation


___________________________             By:________________________________

                                        Title: ____________________________


Attest:                                 Jenkon International, Inc., a Delaware
                                        corporation


__________________________              By:________________________________

                                        Title: ____________________________


Attest: Jenkon International, Inc., a Washington corporation


__________________________              By:________________________________

                                        Title: ____________________________

                          MANAGEMENT SERVICES AGREEMENT
                                    EXHIBIT A


         I.       ACCOUNTING SERVICES
                  -------------------
                  Cash Management
                  Financial Statement Preparation
                  Tax Return Preparation Supervision
                  Credit & Collections Supervision
                  Accounts Payable, Cash Disbursements Supervision Bank Account Reconciliations Supervision
                  Cost Accounting Assistance

         II.      MANAGEMENT INFORMATION SERVICES
                  -------------------------------
                  Data Processing Services Supervision for
                  Order Entry and Billing
                  Sales and Accounts Receivable
                  Accounts Payable and Cash Disbursement
                  Payroll
                  General Software Support
                  Productivity Planning

         III.     EMPLOYEE BENEFITS
                  -----------------
                  Administration of Employee Benefit Plans

         IV.      PERSONNEL MANAGEMENT
                  --------------------

         V.       COMPANY MANAGEMENT AND PLANNING
                  -------------------------------

         VI.      SALES ACTIVITY SUPERVISION
                  --------------------------

         VII.     PURCHASING SUPERVISION
                  ----------------------

                                   SCHEDULE 1

                          APPROVED CAPITAL EXPENDITURES